UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): February 4, 2009

TACTICAL AIR DEFENSE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-79405 (Commission File Number)	88-0455809 (IRS Employer Identification No.)

1515 Perimeter Road, Suite 215
West Palm Beach, FL 33406
(843) 729-0946
(Address and telephone number of Registrant's principal
executive offices and principal place of business)

(Former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tactical Air Defense Services, Inc. (OTCBB: TADF-OB) (the “Company”), has, as of February 4, 2009, appointed Colonel James W. O’Brien as Chief Executive Officer and President of the Company to replace  Mark Daniels, the outgoing Chief Executive Officer and President of the Company.

Col. O’Brien joins the Company directly from the Georgia Air National Guard where he retired as Lt. Colonel and Commanding Officer of the Townsend Bombing range, the premier combat training range in the U.S.   Col. O’Brien is also a Distinguished Military Graduate of the Citadel, and served for many years as President of the ANG Range Council and as Director of Joint Operations for the Atlantic Joint Combat Training Capability.

In addition to his position as CEO and President, Col. O’Brien has replaced Mr. Daniels as Principle Accounting Officer, Treasurer, and Secretary of the Company.

Mr. Daniels remains a member of the Board of Directors of the Company, and the Company has offered to Mr. Daniels the position of Executive Vice President of Business Development, in charge of developing new Service Contracts with the U.S. and Foreign Militaries for Air Combat Training and other aerial training services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTICAL AIR DEFENSE SERVICES, INC.

Date: February 10, 2009	By:	/s/ James W. O’Brien
Name: James W. O’Brien
Title: C.E.O., President, Treasurer, Secretary